UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 W. 15th Street, Suite 505 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sandip S. Kapadia Appointed Intercept's Chief Financial Officer

On June 9, 2016, Intercept Pharmaceuticals, Inc. (the "Company") announced the appointment of Sandip S. Kapadia as chief financial officer. Mr. Kapadia is expected to commence his employment with the Company on July 1, 2016 (the “Commencement Date”).

Mr. Kapadia, age 46, brings over 19 years of experience in building and leading finance and administration teams at life sciences companies both in the United States and abroad. Mr. Kapadia joins Intercept from Sandoz, Inc., a division of Novartis AG, where he served as vice president and chief financial officer - North America from 2014 through 2016. From 2012 to 2014, Mr. Kapadia was vice president and chief financial officer of Novartis Pharmaceuticals UK Limited. Mr. Kapadia also served as vice president and chief financial officer of Novartis Pharmaceuticals B.V. located in the Netherlands from 2009 through 2012. Prior to that, he served as head of finance – oncology business unit for both Novartis Pharmaceuticals A.G. and Novartis Pharmaceuticals Corporation. Mr. Kapadia earned his bachelor degree in business administration and accounting from Montclair State University, an M.B.A from Rutgers Graduate School of Management and is a certified public accountant.

In connection with his appointment as chief financial officer, Mr. Kapadia and the Company entered into an employment agreement that sets forth the terms and conditions of Mr. Kapadia's employment with the Company (the “Employment Agreement”). The Employment Agreement, which has an initial one-year term with automatic renewal each year thereafter unless terminated as set forth below, provides that Mr. Kapadia shall (i) receive a base salary of $400,000 (“Base Salary”); (ii) be eligible for an annual cash bonus of up to 50% of his Base Salary; (iii) be granted on the Commencement Date an option to purchase 18,000 shares of the Company's common stock under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), at a per share exercise price equal to the closing price of the common stock on the date of grant; (iv) be granted a restricted stock award for 15,000 shares of the Company’s common stock under the 2012 Plan; and (v) receive a signing bonus of $75,000 which is subject to full repayment in the event he is terminated for cause or resigns other than for good reason, as defined in the Employment Agreement, prior to the one year anniversary of the Commencement Date.

In the event that the Company does not renew Mr. Kapadia’s employment at the end of his employment term, Mr. Kapadia is terminated by the Company without cause, as defined in the Employment Agreement, or he resigns with good reason, as defined in the Employment Agreement, Mr. Kapadia will be entitled to receive (i) 12 months of his base salary (paid in accordance with the Company’s payroll) and (ii) continued participation in the Company’s group health and/or dental plan and the payment of his premiums for 12 months (or the cost of COBRA coverage for such period) for him and his dependents covered under the Company’s group health and/or dental plan prior to termination. In the event that Mr. Kapadia does not renew his employment at the end of the employment term, is terminated for cause, is terminated due to death or disability, or terminates his employment without good reason, Mr. Kapadia will not be entitled to severance payments unless mutually agreed upon in writing.

If the Company does not renew the employment of Mr. Kapadia at the end of his respective employment term, Mr. Kapadia is terminated by the Company without cause or he resigns with good reason, all of Mr. Kapadia’s equity awards and stock options that would have vested within one year of the termination date will vest upon effectiveness of a release of claims in the Company’s favor and all vested stock options will be exercisable for up to one year from the effective date of termination unless the stock plan pursuant to which the option is granted requires earlier termination.

In the event that Mr. Kapadia is terminated by the Company for cause, by Mr. Kapadia by reason of non-renewal of the Employment Agreement, or by Mr. Kapadia without good reason, all unvested equity awards and stock options granted will immediately be forfeited and all vested options will be exercisable for up to 90 days following termination unless the stock plan pursuant to which the option is granted requires earlier termination.

In the event of the termination of Mr. Kapadia’s employment, in anticipation of, and/or within 12 months following, a change in control (i) by the Company by reason of non-renewal of the Employment Agreement, (ii) by Mr. Kapadia for good reason or (iii) by the Company without cause, Mr. Kapadia will be entitled to receive (a) an amount equal to 12 months of his then-current monthly base salary payable as a single lump sum and (b) continuation of participation in the Company’s group health and/or dental plan and the payment of his premiums for 12 months (or the cost of COBRA coverage for such period) for Mr. Kapadia, his spouse and any dependents covered under our group health and/or dental plan prior to termination. In such instances of termination all of Mr. Kapadia’s unvested equity awards and stock options will, upon effectiveness of a release of claims in the Company’s favor, become fully vested and all of his vested stock options will be exercisable for a period of one year following the effective date of termination unless the stock plan pursuant to which the option is granted requires earlier termination.

Receipt of the severance benefits described above is conditioned upon Mr. Kapadia, as the case may be, entering into a release of claims with the Company and the release becoming effective and irrevocable within 60 days after termination. Mr. Kapadia has acknowledged and agreed that the timing of payments may be modified by the Company to comply with Section 409A of the Internal Revenue Code of 1986.

Item 7.01.	Regulation FD Disclosure.

On June 9, 2016, Intercept Pharmaceuticals, Inc. issued a press release announcing the appointment of Mr. Kapadia as the Company’s chief financial officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in or incorporated by reference into this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 99.1	Press Release of Intercept Pharmaceuticals, Inc. dated June 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Dated: June 9, 2016	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer